Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2020 Financial Results

Performance reflects value of diversified financial services businesses

JACKSON, Miss. – July 28, 2020 – Trustmark Corporation (Nasdaq:TRMK) reported net income of $32.2 million in the second quarter of 2020, representing diluted earnings per share of $0.51.  This level of earnings resulted in a return on average tangible equity of 10.32% and a return on average assets of 0.83%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2020, to shareholders of record on September 1, 2020.

Gerard R. Host, Chairman and CEO, stated, “During the second quarter, we remained focused on ensuring the safety of our customers and associates and supporting our local economies.  We continued serving customers both remotely and through our branches, actively promoting digital touchpoints including our ATM and ITM network as well as digital and mobile banking applications.  Trustmark participated in the SBA’s Paycheck Protection Program, providing approximately 9,700 loans totaling $970 million to local businesses.  I am especially proud of our associates’ diligent efforts to assist in meeting the financial needs of our customers and work with local businesses to secure funding.  We continue to follow best practices for the health and safety of our customers and associates, and we remain committed to providing solutions to meet customers’ unique needs in this challenging environment.”

Second Quarter Highlights

•	Pre-tax, pre-provision income totaled $62.1 million, a linked-quarter increase of 9.8% and year-over-year increase of 21.1%
•	Noninterest income represented 39.8% of revenue in the second quarter and increased 6.5% from the prior quarter
•	Maintained strong capital position with CET1 ratio of 11.42% and total risk-based capital ratio of 13.00%

Mr. Host stated, “Our second quarter results reflect the value of Trustmark’s diverse franchise as strong performance in our fee income businesses more than offset interest rate headwinds.  Mortgage loan production increased over 85% linked-quarter and more than doubled year-over-year.  In addition, we continued to invest in our insurance business with the completion of the acquisition of another Mississippi-based agency in the second quarter.  We maintained disciplined expense management with minimal increases in core expenses despite increased costs related to COVID-19.  Trustmark’s solid capital base and liquidity position continue to be a strength and provide stability in the face of an uncertain economic outlook.  We remain well-positioned to continue serving customers and managing the franchise for the long-term.”

Balance Sheet Management

•	Provided loans under the Small Business Administration’s Paycheck Protection Program; gross PPP loans totaled $969.7 million at June 30, 2020 with an average loan size of $100 thousand
•	Loans held for investment increased $91.9 million from the prior quarter and $543.0 million year-over-year
•	Deposits increased $1.9 billion, or 16.7%, from the prior quarter driven primarily by additional customer liquidity associated with the PPP loans and government stimulus payments

During the second quarter of 2020, Trustmark participated in the Paycheck Protection Program (PPP) on behalf of its customers.  At June 30, 2020, Trustmark’s gross PPP loans totaled $969.7 million.  Net of deferred fees and costs of $29.9 million, PPP loans totaled $939.8 million.  Loans held for investment totaled $9.7 billion at June 30, 2020, reflecting an increase of 1.0% linked-quarter and 6.0% year-over-year.  The linked-quarter growth was driven primarily by construction and development loans and other real estate loans.  Collectively, loans held for investment and PPP loans totaled $10.6 billion at the end of the second quarter of 2020.

Deposits totaled $13.5 billion at June 30, 2020, up $1.9 billion, or 16.7%, from the prior quarter.  Deposit growth primarily reflects increases in commercial and public funds as customers deposited proceeds from PPP loans and other government stimulus programs.  Interest-bearing deposit costs totaled 0.37% for the second quarter, a decrease of 34 basis points linked-quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 63% of deposit balances in checking accounts.  The total cost of interest-bearing liabilities was 0.39% for the second quarter of 2020, a decrease of 36 basis points from the prior quarter.

As previously announced, Trustmark suspended its share repurchase program on March 9, 2020, to ensure ample capital to support customers during the COVID-19 pandemic.  Trustmark’s capital position remained solid, reflecting the strength and diversity of its financial services businesses.  At June 30, 2020, Trustmark’s tangible equity to tangible assets ratio was 8.37%, while the total risk-based capital ratio was 13.00%.

Credit Quality

•	Allowance for credit losses (ACL) represented 1.23% of loans held for investment and 561.04% of nonperforming loans, excluding individually evaluated loans
•	Other real estate declined 26.4% from the prior quarter and 41.5% year-over-year
•	Nonperforming loans decreased 5.7% and 5.5% from the prior quarter and year-over-year, respectively

Due to macroeconomic uncertainties related to the COVID-19 pandemic, Trustmark’s provision for credit losses was $18.2 million and its credit loss expense related to off-balance sheet credit exposures was $6.2 million, resulting in total credit loss expenses of $24.4 million in the second quarter.

Allocation of Trustmark's $119.2 million allowance for credit losses on loans held for investment represented 1.15% of commercial loans and 1.56% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.23% at June 30, 2020, representing a level management considers commensurate with the present risk in the loan portfolio.

Nonperforming loans totaled $50.0 million at June 30, 2020, down $3.0 million from the prior quarter and $2.9 million year-over-year.  Other real estate totaled $18.3 million, reflecting a $6.6 million decrease from the prior quarter and down $13.0 million from the prior year.  Collectively, nonperforming assets totaled $68.3 million, reflecting a linked-quarter decrease of $9.6 million and a year-over-year decrease of $15.9 million.

Revenue Generation

•	Revenue in the second quarter, excluding interest and fees on PPP loans, totaled $169.5 million, in line with the prior quarter
•	Mortgage banking revenue before hedge ineffectiveness was $35.8 million in the second quarter, a linked-quarter increase of $18.2 million
•	Insurance commissions increased 2.8% from the prior quarter and 7.0% year-over-year

Revenue in the second quarter totaled $174.5 million, up 3.1% from the prior quarter and up 10.9% from the same quarter in the prior year.  Excluding $5.0 million of interest and fees on PPP loans, revenue totaled $169.5 million in second quarter, in line with the prior quarter and up 7.7% year-over-year.  The linked-quarter and year-over-year changes primarily reflect higher mortgage banking revenue partially offset by lower net interest income, excluding interest and fees on PPP loans.  Net interest income (FTE) in the second quarter totaled $108.0 million, resulting in a net interest margin of 3.12%.  Excluding PPP loans, the net interest margin totaled 3.14%, a linked-quarter decline of 38 basis points.  Approximately 20 basis points of the decline was attributable to the impact of lower interest rates, and 18 basis points was due to an increase in average other earning asset balances driven by an increase in public fund deposit balances which is anticipated to be transitory.  Relative to the prior quarter, net interest income (FTE) increased $947 thousand as a $5.8 million reduction in interest income was more than offset by a $6.8 million reduction in interest expense.

Noninterest income in the second quarter totaled $69.5 million, an increase of $4.2 million from the prior quarter and an increase of $19.9 million year-over-year.  The linked-quarter change primarily reflects a $6.3 million increase in mortgage banking revenue.  Mortgage loan production in the second quarter totaled $853.3 million, up $396.1 million from the prior quarter and $439.3 million from the same period in the prior year.  Gain on sale of loans, net totaled $34.1 million in the second quarter, up $19.7 million from the prior quarter.  Mortgage banking revenue totaled $33.7 million in the second quarter.

Insurance revenue totaled $11.9 million in the second quarter, up 2.8% from the first quarter of 2020 and 7.0% year-over-year.  The linked-quarter increase primarily reflects growth in property and casualty commissions.  Trustmark completed the acquisition of Boyles Moak Insurance Services in the second quarter, expanding its relationships in the Mississippi market.  Wealth management revenue in the second quarter totaled $7.6 million, a decrease of $966 thousand, or 11.3%, from the prior quarter and $171 thousand, or 2.2%, year-over-year.  The decline reflects lower income from fee-based accounts due to market devaluation in the second quarter.

Bank card and other fees increased $2.4 million, or 44.1%, from the prior quarter, reflecting higher customer derivative revenue.  Service charges on deposit accounts decreased $3.6 million, or 36.2%, from the prior quarter, primarily due to lower NSF/OD fees.  The decline reflects the impact of stimulus actions and the slowdown in economic activity related to COVID-19.

Noninterest Expense

•	Core noninterest expense totaled $111.0 million in the second quarter of 2020, an increase of 0.8% from the prior quarter
•	Efficiency ratio declined to 62.13%

Trustmark maintained disciplined expense management in the second quarter as core expenses remained stable despite increased costs related to COVID-19 safety procedures and temporary compensation adjustments.  Salaries and employee benefits increased $1.2 million compared to the prior quarter, excluding charges related to the voluntary early retirement program completed in the first quarter.  The increase primarily reflects higher mortgage commissions as a result of increased production.

Services and fees rose $637 thousand linked-quarter, primarily due to data processing costs and outside services and professional fees.  Other real estate expense, net decreased $1.0 million linked-quarter.

Trustmark remains focused on optimizing its delivery channels and reallocating resources to reflect changing customer preferences.  During the first half of the year, Trustmark consolidated five offices across the franchise.  Trustmark continues to evaluate efficiency opportunities and remains committed to investments to promote profitable revenue growth.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 29, 2020 at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, August 12, 2020, in archived format at the same web address or by calling (877) 344-7529, passcode 10145738.

Trustmark is a financial services company providing banking and financial solutions through 187 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, the effects of the COVID-19 pandemic on the domestic and global economy, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve Board (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, particularly with respect to the COVID-19 pandemic, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2020
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2020	3/31/2020	6/30/2019	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,724,320	$1,620,422	$1,661,464	$103,898	6.4%	$62,856	3.8%
Securities AFS-nontaxable	9,827	22,056	31,474	(12,229)	-55.4%	(21,647)	-68.8%
Securities HTM-taxable	655,085	694,740	821,357	(39,655)	-5.7%	(166,272)	-20.2%
Securities HTM-nontaxable	25,538	25,673	27,035	(135)	-0.5%	(1,497)	-5.5%
Total securities	2,414,770	2,362,891	2,541,330	51,879	2.2%	(126,560)	-5.0%
Paycheck protection program loans (PPP)	764,416	—	—	764,416	n/m	764,416	n/m
Loans (includes loans held for sale) (1)	9,908,132	9,678,174	9,260,028	229,958	2.4%	648,104	7.0%
Acquired loans (1)	—	—	91,217	—	n/m	(91,217)	-100.0%
Fed funds sold and reverse repurchases	113	164	34,057	(51)	-31.1%	(33,944)	-99.7%
Other earning assets	854,642	187,327	316,604	667,315	n/m	538,038	n/m
Total earning assets	13,942,073	12,228,556	12,243,236	1,713,517	14.0%	1,698,837	13.9%
Allowance for credit losses (ACL), loans held for investment (LHFI) (1)	(103,006)	(85,015)	(81,996)	(17,991)	-21.2%	(21,010)	-25.6%
Other assets	1,685,317	1,498,725	1,467,462	186,592	12.5%	217,855	14.8%
Total assets	$15,524,384	$13,642,266	$13,628,702	$1,882,118	13.8%	$1,895,682	13.9%

Interest-bearing demand deposits	$3,832,372	$3,184,134	$3,048,876	$648,238	20.4%	$783,496	25.7%
Savings deposits	4,180,540	3,646,936	3,801,187	533,604	14.6%	379,353	10.0%
Time deposits	1,578,737	1,617,307	1,840,065	(38,570)	-2.4%	(261,328)	-14.2%
Total interest-bearing deposits	9,591,649	8,448,377	8,690,128	1,143,272	13.5%	901,521	10.4%
Fed funds purchased and repurchases	105,696	247,513	51,264	(141,817)	-57.3%	54,432	n/m
Other borrowings	107,533	85,279	81,352	22,254	26.1%	26,181	32.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	9,866,734	8,843,025	8,884,600	1,023,709	11.6%	982,134	11.1%
Noninterest-bearing deposits	3,645,761	2,910,951	2,898,266	734,810	25.2%	747,495	25.8%
Other liabilities	346,173	248,220	240,091	97,953	39.5%	106,082	44.2%
Total liabilities	13,858,668	12,002,196	12,022,957	1,856,472	15.5%	1,835,711	15.3%
Shareholders' equity	1,665,716	1,640,070	1,605,745	25,646	1.6%	59,971	3.7%
Total liabilities and equity	$15,524,384	$13,642,266	$13,628,702	$1,882,118	13.8%	$1,895,682	13.9%

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2020
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2020	3/31/2020	6/30/2019	$ Change	% Change	$ Change	% Change
Cash and due from banks	$1,026,640	$404,341	$404,413	$622,299	n/m	$622,227	n/m
Fed funds sold and reverse repurchases	—	2,000	75,499	(2,000)	-100.0%	(75,499)	-100.0%
Securities available for sale	1,884,153	1,833,779	1,643,725	50,374	2.7%	240,428	14.6%
Securities held to maturity	660,048	704,276	825,536	(44,228)	-6.3%	(165,488)	-20.0%
PPP loans	939,783	—	—	939,783	n/m	939,783	n/m
Loans held for sale (LHFS)	355,089	325,389	240,380	29,700	9.1%	114,709	47.7%
Loans held for investment (LHFI) (1)	9,659,806	9,567,920	9,116,759	91,886	1.0%	543,047	6.0%
ACL LHFI (1)	(119,188)	(100,564)	(80,399)	(18,624)	-18.5%	(38,789)	-48.2%
Net LHFI	9,540,618	9,467,356	9,036,360	73,262	0.8%	504,258	5.6%
Acquired loans (1)	—	—	87,884	—	n/m	(87,884)	-100.0%
Allowance for loan losses, acquired loans (1)	—	—	(1,398)	—	n/m	1,398	-100.0%
Net acquired loans	—	—	86,486	—	n/m	(86,486)	-100.0%
Net LHFI and acquired loans	9,540,618	9,467,356	9,122,846	73,262	0.8%	417,772	4.6%
Premises and equipment, net	190,567	190,179	189,820	388	0.2%	747	0.4%
Mortgage servicing rights	57,811	56,437	79,283	1,374	2.4%	(21,472)	-27.1%
Goodwill	385,270	381,717	379,627	3,553	0.9%	5,643	1.5%
Identifiable intangible assets	8,895	7,537	9,101	1,358	18.0%	(206)	-2.3%
Other real estate	18,276	24,847	31,243	(6,571)	-26.4%	(12,967)	-41.5%
Operating lease right-of-use assets	29,819	30,839	32,762	(1,020)	-3.3%	(2,943)	-9.0%
Other assets	595,110	591,132	514,723	3,978	0.7%	80,387	15.6%
Total assets	$15,692,079	$14,019,829	$13,548,958	$1,672,250	11.9%	$2,143,121	15.8%

Deposits:
Noninterest-bearing	$3,880,540	$2,977,058	$2,909,141	$903,482	30.3%	$971,399	33.4%
Interest-bearing	9,624,933	8,598,706	8,657,488	1,026,227	11.9%	967,445	11.2%
Total deposits	13,505,473	11,575,764	11,566,629	1,929,709	16.7%	1,938,844	16.8%
Fed funds purchased and repurchases	70,255	421,821	51,800	(351,566)	-83.3%	18,455	35.6%
Other borrowings	152,860	84,230	79,012	68,630	81.5%	73,848	93.5%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures (1)	42,663	36,421	—	6,242	17.1%	42,663	n/m
Operating lease liabilities	31,076	32,055	33,878	(979)	-3.1%	(2,802)	-8.3%
Other liabilities	153,952	155,283	137,233	(1,331)	-0.9%	16,719	12.2%
Total liabilities	14,018,135	12,367,430	11,930,408	1,650,705	13.3%	2,087,727	17.5%
Common stock	13,214	13,209	13,418	5	0.0%	(204)	-1.5%
Capital surplus	230,613	229,403	260,619	1,210	0.5%	(30,006)	-11.5%
Retained earnings	1,419,552	1,402,089	1,369,329	17,463	1.2%	50,223	3.7%
Accumulated other comprehensive income (loss), net of tax	10,565	7,698	(24,816)	2,867	37.2%	35,381	n/m
Total shareholders' equity	1,673,944	1,652,399	1,618,550	21,545	1.3%	55,394	3.4%
Total liabilities and equity	$15,692,079	$14,019,829	$13,548,958	$1,672,250	11.9%	$2,143,121	15.8%

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2020
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2020	3/31/2020	6/30/2019	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$99,300	$109,357	$114,873	$(10,057)	-9.2%	$(15,573)	-13.6%
Interest and fees on PPP loans	5,044	—	—	5,044	n/m	5,044	n/m
Interest and fees on acquired loans (1)	—	—	2,010	—	n/m	(2,010)	-100.0%
Interest on securities-taxable	12,762	12,948	13,916	(186)	-1.4%	(1,154)	-8.3%
Interest on securities-tax exempt-FTE	315	457	551	(142)	-31.1%	(236)	-42.8%
Interest on fed funds sold and reverse repurchases	—	—	214	—	n/m	(214)	-100.0%
Other interest income	239	740	1,820	(501)	-67.7%	(1,581)	-86.9%
Total interest income-FTE	117,660	123,502	133,384	(5,842)	-4.7%	(15,724)	-11.8%
Interest on deposits	8,730	14,957	21,500	(6,227)	-41.6%	(12,770)	-59.4%
Interest on fed funds purchased and repurchases	42	625	81	(583)	-93.3%	(39)	-48.1%
Other interest expense	881	860	831	21	2.4%	50	6.0%
Total interest expense	9,653	16,442	22,412	(6,789)	-41.3%	(12,759)	-56.9%
Net interest income-FTE	108,007	107,060	110,972	947	0.9%	(2,965)	-2.7%
Provision for credit losses, LHFI (1)	18,185	20,581	2,486	(2,396)	-11.6%	15,699	n/m
Provision for loan losses, acquired loans (1)	—	—	106	—	n/m	(106)	-100.0%
Net interest income after provision-FTE	89,822	86,479	108,380	3,343	3.9%	(18,558)	-17.1%
Service charges on deposit accounts	6,397	10,032	10,379	(3,635)	-36.2%	(3,982)	-38.4%
Bank card and other fees	7,717	5,355	8,004	2,362	44.1%	(287)	-3.6%
Mortgage banking, net	33,745	27,483	10,295	6,262	22.8%	23,450	n/m
Insurance commissions	11,868	11,550	11,089	318	2.8%	779	7.0%
Wealth management	7,571	8,537	7,742	(966)	-11.3%	(171)	-2.2%
Other, net	2,213	2,307	2,130	(94)	-4.1%	83	3.9%
Total noninterest income	69,511	65,264	49,639	4,247	6.5%	19,872	40.0%
Salaries and employee benefits	66,107	69,148	61,949	(3,041)	-4.4%	4,158	6.7%
Services and fees	20,567	19,930	18,009	637	3.2%	2,558	14.2%
Net occupancy-premises	6,587	6,286	6,403	301	4.8%	184	2.9%
Equipment expense	5,620	5,616	5,958	4	0.1%	(338)	-5.7%
Other real estate expense, net	271	1,294	132	(1,023)	-79.1%	139	n/m
Credit loss expense related to off-balance sheet credit exposures (1)	6,242	6,783	—	(541)	-8.0%	6,242	n/m
Other expense	13,265	14,753	13,650	(1,488)	-10.1%	(385)	-2.8%
Total noninterest expense	118,659	123,810	106,101	(5,151)	-4.2%	12,558	11.8%
Income before income taxes and tax eq adj	40,674	27,933	51,918	12,741	45.6%	(11,244)	-21.7%
Tax equivalent adjustment	3,007	3,108	3,248	(101)	-3.2%	(241)	-7.4%
Income before income taxes	37,667	24,825	48,670	12,842	51.7%	(11,003)	-22.6%
Income taxes	5,517	2,607	6,530	2,910	n/m	(1,013)	-15.5%
Net income	$32,150	$22,218	$42,140	$9,932	44.7%	$(9,990)	-23.7%

Per share data
Earnings per share - basic	$0.51	$0.35	$0.65	$0.16	45.7%	$(0.14)	-21.5%

Earnings per share - diluted	$0.51	$0.35	$0.65	$0.16	45.7%	$(0.14)	-21.5%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	63,416,307	63,756,629	64,677,889

Diluted	63,555,065	63,913,603	64,815,029

Period end shares outstanding	63,422,439	63,396,912	64,398,846

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2020
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2020	3/31/2020	6/30/2019	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$4,392	$4,769	$2,327	$(377)	-7.9%	$2,065	88.7%
Florida	687	254	330	433	n/m	357	n/m
Mississippi (2)	37,884	40,815	39,373	(2,931)	-7.2%	(1,489)	-3.8%
Tennessee (3)	6,125	6,153	8,455	(28)	-0.5%	(2,330)	-27.6%
Texas	906	1,001	2,403	(95)	-9.5%	(1,497)	-62.3%
Total nonaccrual LHFI	49,994	52,992	52,888	(2,998)	-5.7%	(2,894)	-5.5%
Other real estate
Alabama	4,766	6,229	6,451	(1,463)	-23.5%	(1,685)	-26.1%
Florida	3,665	4,835	7,826	(1,170)	-24.2%	(4,161)	-53.2%
Mississippi (2)	9,408	13,296	15,511	(3,888)	-29.2%	(6,103)	-39.3%
Tennessee (3)	437	487	815	(50)	-10.3%	(378)	-46.4%
Texas	—	—	640	—	n/m	(640)	-100.0%
Total other real estate	18,276	24,847	31,243	(6,571)	-26.4%	(12,967)	-41.5%
Total nonperforming assets	$68,270	$77,839	$84,131	$(9,569)	-12.3%	$(15,861)	-18.9%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$807	$708	$1,245	$99	14.0%	$(438)	-35.2%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$56,269	$43,564	$38,355	$12,705	29.2%	$17,914	46.7%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)(4)	6/30/2020	3/31/2020	6/30/2019	$ Change	% Change	$ Change	% Change
Beginning Balance	$100,564	$84,277	$79,005	$16,287	19.3%	$21,559	27.3%
CECL adoption adjustments:
LHFI	—	(3,039)	—	3,039	n/m	—	n/m
Acquired loan transfers	—	1,822	—	(1,822)	n/m	—	n/m
Provision for credit losses	18,185	20,581	2,486	(2,396)	-11.6%	15,699	n/m
Charge-offs	(1,870)	(5,545)	(2,937)	3,675	66.3%	1,067	36.3%
Recoveries	2,309	2,468	1,845	(159)	-6.4%	464	25.1%
Net (charge-offs) recoveries	439	(3,077)	(1,092)	3,516	n/m	1,531	n/m
Ending Balance	$119,188	$100,564	$80,399	$18,624	18.5%	$38,789	48.2%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$526	$(1,080)	$(278)	$1,606	n/m	$804	n/m
Florida	(127)	64	130	(191)	n/m	(257)	n/m
Mississippi (2)	(86)	126	(907)	(212)	n/m	821	90.5%
Tennessee (3)	66	(2,186)	(44)	2,252	n/m	110	n/m
Texas	60	(1)	7	61	n/m	53	n/m
Total net (charge-offs) recoveries	$439	$(3,077)	$(1,092)	$3,516	n/m	$1,531	n/m

(1) Excludes PPP and acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2020
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Securities AFS-taxable	$1,724,320	$1,620,422	$1,551,358	$1,570,803	$1,661,464	$1,672,371	$1,707,112
Securities AFS-nontaxable	9,827	22,056	23,300	25,096	31,474	15,942	35,793
Securities HTM-taxable	655,085	694,740	734,474	778,098	821,357	674,913	843,886
Securities HTM-nontaxable	25,538	25,673	25,703	26,088	27,035	25,606	27,868
Total securities	2,414,770	2,362,891	2,334,835	2,400,085	2,541,330	2,388,832	2,614,659
PPP loans	764,416	—	—	—	—	382,208	—
Loans (includes loans held for sale) (1)	9,908,132	9,678,174	9,467,437	9,436,287	9,260,028	9,793,153	9,149,729
Acquired loans (1)	—	—	77,797	82,641	91,217	—	97,730
Fed funds sold and reverse repurchases	113	164	184	3,662	34,057	139	17,260
Other earning assets	854,642	187,327	227,116	176,163	316,604	520,985	280,250
Total earning assets	13,942,073	12,228,556	12,107,369	12,098,838	12,243,236	13,085,317	12,159,628
ACL LHFI (1)	(103,006)	(85,015)	(86,211)	(83,756)	(81,996)	(94,011)	(82,111)
Other assets	1,685,317	1,498,725	1,445,075	1,447,977	1,467,462	1,592,019	1,457,592
Total assets	$15,524,384	$13,642,266	$13,466,233	$13,463,059	$13,628,702	$14,583,325	$13,535,109

Interest-bearing demand deposits	$3,832,372	$3,184,134	$3,167,256	$3,085,758	$3,048,876	$3,508,253	$2,974,584
Savings deposits	4,180,540	3,646,936	3,448,899	3,568,403	3,801,187	3,913,738	3,794,051
Time deposits	1,578,737	1,617,307	1,663,741	1,753,083	1,840,065	1,598,022	1,860,696
Total interest-bearing deposits	9,591,649	8,448,377	8,279,896	8,407,244	8,690,128	9,020,013	8,629,331
Fed funds purchased and repurchases	105,696	247,513	164,754	142,064	51,264	176,605	67,717
Other borrowings	107,533	85,279	79,512	78,404	81,352	96,406	86,052
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	9,866,734	8,843,025	8,586,018	8,689,568	8,884,600	9,354,880	8,844,956
Noninterest-bearing deposits	3,645,761	2,910,951	3,017,824	2,932,754	2,898,266	3,278,356	2,861,448
Other liabilities	346,173	248,220	205,786	206,091	240,091	297,196	230,696
Total liabilities	13,858,668	12,002,196	11,809,628	11,828,413	12,022,957	12,930,432	11,937,100
Shareholders' equity	1,665,716	1,640,070	1,656,605	1,634,646	1,605,745	1,652,893	1,598,009
Total liabilities and equity	$15,524,384	$13,642,266	$13,466,233	$13,463,059	$13,628,702	$14,583,325	$13,535,109

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2020
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Cash and due from banks	$1,026,640	$404,341	$358,916	$486,263	$404,413
Fed funds sold and reverse repurchases	—	2,000	—	—	75,499
Securities available for sale	1,884,153	1,833,779	1,602,404	1,553,705	1,643,725
Securities held to maturity	660,048	704,276	738,099	785,422	825,536
PPP loans	939,783	—	—	—	—
Loans held for sale (LHFS)	355,089	325,389	226,347	292,800	240,380
Loans held for investment (LHFI) (1)	9,659,806	9,567,920	9,335,628	9,223,668	9,116,759
ACL LHFI (1)	(119,188)	(100,564)	(84,277)	(83,226)	(80,399)
Net LHFI	9,540,618	9,467,356	9,251,351	9,140,442	9,036,360
Acquired loans (1)	—	—	72,601	81,004	87,884
Allowance for loan losses, acquired loans (1)	—	—	(815)	(1,249)	(1,398)
Net acquired loans	—	—	71,786	79,755	86,486
Net LHFI and acquired loans	9,540,618	9,467,356	9,323,137	9,220,197	9,122,846
Premises and equipment, net	190,567	190,179	189,791	188,423	189,820
Mortgage servicing rights	57,811	56,437	79,394	73,016	79,283
Goodwill	385,270	381,717	379,627	379,627	379,627
Identifiable intangible assets	8,895	7,537	7,343	8,345	9,101
Other real estate	18,276	24,847	29,248	31,974	31,243
Operating lease right-of-use assets	29,819	30,839	31,182	33,180	32,762
Other assets	595,110	591,132	532,389	531,834	514,723
Total assets	$15,692,079	$14,019,829	$13,497,877	$13,584,786	$13,548,958

Deposits:
Noninterest-bearing	$3,880,540	$2,977,058	$2,891,215	$3,064,127	$2,909,141
Interest-bearing	9,624,933	8,598,706	8,354,342	8,190,056	8,657,488
Total deposits	13,505,473	11,575,764	11,245,557	11,254,183	11,566,629
Fed funds purchased and repurchases	70,255	421,821	256,020	376,712	51,800
Other borrowings	152,860	84,230	85,396	76,685	79,012
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures (1)	42,663	36,421	—	—	—
Operating lease liabilities	31,076	32,055	32,354	34,319	33,878
Other liabilities	153,952	155,283	155,992	135,669	137,233
Total liabilities	14,018,135	12,367,430	11,837,175	11,939,424	11,930,408
Common stock	13,214	13,209	13,376	13,390	13,418
Capital surplus	230,613	229,403	256,400	257,370	260,619
Retained earnings	1,419,552	1,402,089	1,414,526	1,395,460	1,369,329
Accumulated other comprehensive income (loss), net of tax	10,565	7,698	(23,600)	(20,858)	(24,816)
Total shareholders' equity	1,673,944	1,652,399	1,660,702	1,645,362	1,618,550
Total liabilities and equity	$15,692,079	$14,019,829	$13,497,877	$13,584,786	$13,548,958

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2020
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Interest and fees on LHFS & LHFI-FTE	$99,300	$109,357	$111,383	$116,432	$114,873	$208,657	$224,763
Interest and fees on PPP loans	5,044	—	—	—	—	5,044	—
Interest and fees on acquired loans (1)	—	—	2,138	2,309	2,010	—	3,926
Interest on securities-taxable	12,762	12,948	12,884	13,184	13,916	25,710	28,581
Interest on securities-tax exempt-FTE	315	457	484	485	551	772	1,197
Interest on fed funds sold and reverse repurchases	—	—	1	23	214	—	216
Other interest income	239	740	896	1,044	1,820	979	3,423
Total interest income-FTE	117,660	123,502	127,786	133,477	133,384	241,162	262,106
Interest on deposits	8,730	14,957	17,716	20,385	21,500	23,687	41,070
Interest on fed funds purchased and repurchases	42	625	504	547	81	667	369
Other interest expense	881	860	826	830	831	1,741	1,656
Total interest expense	9,653	16,442	19,046	21,762	22,412	26,095	43,095
Net interest income-FTE	108,007	107,060	108,740	111,715	110,972	215,067	219,011
Provision for credit losses, LHFI (1)	18,185	20,581	3,661	3,039	2,486	38,766	4,097
Provision for loan losses, acquired loans (1)	—	—	(2)	(140)	106	—	184
Net interest income after provision-FTE	89,822	86,479	105,081	108,816	108,380	176,301	214,730
Service charges on deposit accounts	6,397	10,032	10,894	11,065	10,379	16,429	20,644
Bank card and other fees	7,717	5,355	8,192	8,349	8,004	13,072	15,195
Mortgage banking, net	33,745	27,483	7,914	8,171	10,295	61,228	13,737
Insurance commissions	11,868	11,550	9,364	11,072	11,089	23,418	21,960
Wealth management	7,571	8,537	7,763	7,691	7,742	16,108	15,225
Other, net	2,213	2,307	3,451	1,989	2,130	4,520	4,369
Total noninterest income	69,511	65,264	47,578	48,337	49,639	134,775	91,130
Salaries and employee benefits	66,107	69,148	62,319	62,495	61,949	135,255	122,903
Services and fees	20,567	19,930	19,500	18,838	18,009	40,497	34,977
Net occupancy-premises	6,587	6,286	6,461	6,831	6,403	12,873	12,857
Equipment expense	5,620	5,616	5,880	5,971	5,958	11,236	11,882
Other real estate expense, net	271	1,294	1,491	531	132	1,565	1,884
Credit loss expense related to off-balance sheet credit exposures (1)	6,242	6,783	—	—	—	13,025	—
Other expense	13,265	14,753	14,376	12,187	13,650	28,018	27,619
Total noninterest expense	118,659	123,810	110,027	106,853	106,101	242,469	212,122
Income before income taxes and tax eq adj	40,674	27,933	42,632	50,300	51,918	68,607	93,738
Tax equivalent adjustment	3,007	3,108	3,149	3,249	3,248	6,115	6,479
Income before income taxes	37,667	24,825	39,483	47,051	48,670	62,492	87,259
Income taxes	5,517	2,607	5,537	6,016	6,530	8,124	11,780
Net income	$32,150	$22,218	$33,946	$41,035	$42,140	$54,368	$75,479

Per share data
Earnings per share - basic	$0.51	$0.35	$0.53	$0.64	$0.65	$0.86	$1.16

Earnings per share - diluted	$0.51	$0.35	$0.53	$0.64	$0.65	$0.85	$1.16

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	63,416,307	63,756,629	64,255,716	64,358,540	64,677,889	63,586,468	64,957,128

Diluted	63,555,065	63,913,603	64,435,276	64,514,605	64,815,029	63,721,728	65,088,908

Period end shares outstanding	63,422,439	63,396,912	64,200,111	64,262,779	64,398,846	63,422,439	64,398,846

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2020
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Nonaccrual LHFI
Alabama	$4,392	$4,769	$1,870	$2,936	$2,327
Florida	687	254	267	311	330
Mississippi (2)	37,884	40,815	41,493	43,895	39,373
Tennessee (3)	6,125	6,153	8,980	10,193	8,455
Texas	906	1,001	616	1,695	2,403
Total nonaccrual LHFI	49,994	52,992	53,226	59,030	52,888
Other real estate
Alabama	4,766	6,229	8,133	6,501	6,451
Florida	3,665	4,835	5,877	6,983	7,826
Mississippi (2)	9,408	13,296	14,919	17,646	15,511
Tennessee (3)	437	487	319	844	815
Texas	—	—	—	—	640
Total other real estate	18,276	24,847	29,248	31,974	31,243
Total nonperforming assets	$68,270	$77,839	$82,474	$91,004	$84,131

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$807	$708	$642	$878	$1,245

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$56,269	$43,564	$41,648	$36,445	$38,355

	Quarter Ended					Six Months Ended
ACL LHFI (1)(4)	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Beginning Balance	$100,564	$84,277	$83,226	$80,399	$79,005	$84,277	$79,290
CECL adoption adjustments:
LHFI	—	(3,039)	—	—	—	(3,039)	—
Acquired loan transfers	—	1,822	—	—	—	1,822	—
Provision for credit losses	18,185	20,581	3,661	3,039	2,486	38,766	4,097
Charge-offs	(1,870)	(5,545)	(4,619)	(2,892)	(2,937)	(7,415)	(6,970)
Recoveries	2,309	2,468	2,009	2,680	1,845	4,777	3,982
Net (charge-offs) recoveries	439	(3,077)	(2,610)	(212)	(1,092)	(2,638)	(2,988)
Ending Balance	$119,188	$100,564	$84,277	$83,226	$80,399	$119,188	$80,399

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$526	$(1,080)	$(132)	$(329)	$(278)	$(554)	$(293)
Florida	(127)	64	357	136	130	(63)	357
Mississippi (2)	(86)	126	(1,792)	391	(907)	40	(3,037)
Tennessee (3)	66	(2,186)	(131)	(483)	(44)	(2,120)	(94)
Texas	60	(1)	(912)	73	7	59	79
Total net (charge-offs) recoveries	$439	$(3,077)	$(2,610)	$(212)	$(1,092)	$(2,638)	$(2,988)

(1) Excludes PPP and acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2020
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Return on average equity	7.76%	5.45%	8.13%	9.96%	10.53%	6.61%	9.52%
Return on average tangible equity	10.32%	7.34%	10.85%	13.31%	14.14%	8.84%	12.86%
Return on average assets	0.83%	0.66%	1.00%	1.21%	1.24%	0.75%	1.12%
Interest margin - Yield - FTE	3.39%	4.06%	4.19%	4.38%	4.37%	3.71%	4.35%
Interest margin - Cost	0.28%	0.54%	0.62%	0.71%	0.73%	0.40%	0.71%
Net interest margin - FTE	3.12%	3.52%	3.56%	3.66%	3.64%	3.31%	3.63%
Efficiency ratio (1)	62.13%	63.50%	68.08%	64.98%	64.55%	62.81%	66.25%
Full-time equivalent employees	2,798	2,761	2,844	2,835	2,819

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	-0.02%	0.13%	0.11%	0.01%	0.05%	0.05%	0.07%
Provision for credit losses / average loans (3)	0.74%	0.86%	0.15%	0.13%	0.11%	0.80%	0.09%
Nonaccrual LHFI / (LHFI + LHFS)	0.50%	0.54%	0.56%	0.62%	0.57%
Nonperforming assets / (LHFI + LHFS)	0.68%	0.79%	0.86%	0.96%	0.90%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.68%	0.78%	0.86%	0.95%	0.90%
ACL LHFI / LHFI (3)	1.23%	1.05%	0.90%	0.90%	0.88%
ACL LHFI-commercial / commercial LHFI (3)	1.15%	0.97%	0.98%	0.98%	0.96%
ACL LHFI-consumer / consumer and home mortgage LHFI (3)	1.56%	1.35%	0.61%	0.61%	0.60%
ACL LHFI / nonaccrual LHFI (3)	238.40%	189.77%	158.34%	140.99%	152.02%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans) (3)	561.04%	468.84%	410.52%	357.15%	383.19%

CAPITAL RATIOS (3)
Total equity / total assets	10.67%	11.79%	12.30%	12.11%	11.95%
Tangible equity / tangible assets	8.37%	9.27%	9.72%	9.53%	9.34%
Tangible equity / risk-weighted assets	11.09%	11.05%	11.58%	11.50%	11.39%
Tier 1 leverage ratio	9.08%	10.21%	10.48%	10.34%	10.03%
Common equity tier 1 capital ratio	11.42%	11.35%	11.93%	11.83%	11.76%
Tier 1 risk-based capital ratio	11.94%	11.88%	12.48%	12.38%	12.31%
Total risk-based capital ratio	13.00%	12.78%	13.25%	13.15%	13.07%

STOCK PERFORMANCE
Market value-Close	$24.52	$23.30	$34.51	$34.11	$33.25
Book value	$26.39	$26.06	$25.87	$25.60	$25.13
Tangible book value	$20.18	$19.92	$19.84	$19.57	$19.10

(1) See Note 9 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP and acquired loans.
(3) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2020
($ in thousands)
(unaudited)

Note 1 – Recently Effective Accounting Pronouncements

ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” was adopted by Trustmark on January 1, 2020.  At the date of adoption, Trustmark recorded a decrease to its ACL, LHFI of $3.0 million and an increase to its ACL on off-balance sheet credit exposures of $29.6 million resulting in a one-time cumulative effect adjustment of $26.6 million ($19.9 million, net of tax) through retained earnings.

In accordance with the amendments of ASU 2016-13, Trustmark estimates the ACL using relevant available information, from internal and external sources, relating to past events, current conditions and reasonable and supportable forecasts including the COVID-19 pandemic effects.  Trustmark uses a third-party software application to calculate the quantitative portion of the ACL using a methodology and assumptions specific to each loan pool.  The qualitative portion of the ACL is based on general economic conditions and other internal and external factors affecting Trustmark as a whole as well as specific LHFI.  The total quantitative and qualitative portions of the ACL reflect Management’s expectations of future conditions based on reasonable and supportable forecasts.

Based upon the factors discussed above, during the second quarter of 2020, Trustmark recorded a provision for credit losses of $18.2 million and a credit loss expense related to off-balance sheet credit exposures of $6.2 million compared to a provision for credit losses of $20.6 million and a credit loss expense related to off-balance sheet credit exposures of $6.8 million recorded during the first quarter of 2020.

Upon adoption of FASB ASC Topic 326, Trustmark elected to account for its existing acquired loans as purchased credit deteriorated loans included within the LHFI portfolio.  As a result, acquired loans of $72.6 million, as well as the necessary calculated allowance of $1.8 million, were transferred during the first quarter of 2020.  The acquired loans and related allowance transferred were acquired in the BancTrust Financial Group, Inc. merger on February 13, 2013.  LHFI presented in prior periods exclude acquired loans and thus may not be comparable to the current period presentation.

In accordance with FASB ASC Subtopic 326-20, “Financial Instruments – Credit Losses – Measured at Amortized Cost,” Trustmark has developed an allowance for credit losses methodology effective January 1, 2020, which replaces its previous allowance for loan losses methodology.  The ACL for LHFI is adjusted through the provision for credit losses and reduced by the charge off of loan amounts, net of recoveries.  Prior periods present the allowance for loan losses and provision for loan losses methodology under the incurred loss model and thus may not be comparable to the current period presentation.

Trustmark’s estimated allowance for credit losses on securities available for sale and held to maturity under ASU 2016-13 was deemed immaterial due to the composition of these portfolios.  Both portfolios consist primarily of U.S. government agency guaranteed mortgage-backed securities for which the risk of loss is minimal.  Therefore, Trustmark did not recognize a cumulative effect adjustment through retained earnings related to the available for sale or held to maturity securities.

Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital.

Note 2 - Paycheck Protection Program

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act), a $2 trillion stimulus package intended to provide relief to businesses and consumers in the United States struggling as a result of the pandemic, was signed into law.  A provision in the CARES Act included a $349 billion fund for the creation of the Paycheck Protection Program (PPP) through the Small Business Administration (SBA) and Treasury Department. The PPP is intended to provide loans to small businesses to pay their employees, rent, mortgage interest and utilities. PPP loans are forgivable, in whole or in part, if the proceeds are used for payroll and other permitted purposes in accordance with the requirements of the PPP. These loans carry a fixed rate of 1.00% per annum and a term of two years, if not forgiven, in whole or in part.  Payments are deferred for the first six months of the loan. The loans are 100% guaranteed by the SBA. The SBA pays the originating bank a processing fee ranging from 1.0% to 5.0%, based on the size of the loan.

During the second quarter of 2020, Trustmark participated in the PPP on behalf of its customers.  At June 30, 2020, Trustmark’s gross PPP loans totaled $969.7 million with an average loan size of $100 thousand. Net of deferred fees and costs of $29.9 million, PPP loans totaled $939.8 million at June 30, 2020.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2020
($ in thousands)
(unaudited)

Note 3 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations	$19,898	$21,190	$22,327	$24,697	$26,646
Obligations of states and political subdivisions	11,176	23,572	25,465	35,001	38,698
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	69,637	71,971	69,252	63,391	65,716
Issued by FNMA and FHLMC	1,121,604	967,329	713,356	589,962	624,364
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	574,940	634,075	658,226	705,601	751,371
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	86,898	115,642	113,778	135,053	136,930
Total securities available for sale	$1,884,153	$1,833,779	$1,602,404	$1,553,705	$1,643,725

SECURITIES HELD TO MATURITY
U.S. Government agency obligations	$—	$—	$3,781	$3,770	$3,758
Obligations of states and political subdivisions	31,629	31,758	31,781	31,806	32,860
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	10,306	10,492	10,820	10,994	11,184
Issued by FNMA and FHLMC	86,346	91,971	96,631	102,048	106,755
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	435,333	463,175	485,324	510,770	536,166
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	96,434	106,880	109,762	126,034	134,813
Total securities held to maturity	$660,048	$704,276	$738,099	$785,422	$825,536
At June 30, 2020, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $10.5 million ($7.9 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 98.3% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 4 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE (1)	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Loans secured by real estate:
Construction, land development and other land loans	$1,277,277	$1,136,389	$1,162,791	$1,135,999	$1,111,297
Secured by 1-4 family residential properties	1,813,525	1,852,065	1,855,913	1,820,455	1,818,126
Secured by nonfarm, nonresidential properties	2,610,392	2,575,422	2,475,245	2,442,308	2,326,312
Other real estate secured	884,815	838,573	724,480	668,667	635,839
Commercial and industrial loans	1,413,255	1,476,777	1,477,896	1,491,367	1,533,318
Consumer loans	161,620	170,678	175,738	176,894	176,133
State and other political subdivision loans	931,536	938,637	967,944	978,456	982,187
Other loans	567,386	579,379	495,621	509,522	533,547
LHFI	9,659,806	9,567,920	9,335,628	9,223,668	9,116,759
ACL LHFI	(119,188)	(100,564)	(84,277)	(83,226)	(80,399)
Net LHFI	$9,540,618	$9,467,356	$9,251,351	$9,140,442	$9,036,360
(1)	See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2020
($ in thousands)
(unaudited)

Note 4 – Loan Composition (continued)

The following table presents the LHFI composition by region at June 30, 2020 and reflects each region’s diversified mix of loans:

	June 30, 2020
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,277,277	$391,698	$100,052	$348,029	$25,641	$411,857
Secured by 1-4 family residential properties	1,813,525	127,961	40,303	1,553,730	79,745	11,786
Secured by nonfarm, nonresidential properties	2,610,392	670,633	278,285	936,469	188,264	536,741
Other real estate secured	884,815	256,797	26,201	348,224	7,898	245,695
Commercial and industrial loans	1,413,255	195,494	22,629	674,592	305,918	214,622
Consumer loans	161,620	24,182	5,593	110,988	18,489	2,368
State and other political subdivision loans	931,536	90,539	37,549	603,171	29,236	171,041
Other loans	567,386	70,185	14,778	375,440	82,255	24,728
Loans	$9,659,806	$1,827,489	$525,390	$4,950,643	$737,446	$1,618,838

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$79,174	$17,812	$24,342	$30,072	$1,932	$5,016
Development	66,900	16,233	5,018	31,184	5,284	9,181
Unimproved land	101,285	24,335	18,401	26,874	11,359	20,316
1-4 family construction	234,950	98,621	21,346	80,468	6,710	27,805
Other construction	794,968	234,697	30,945	179,431	356	349,539
Construction, land development and other land loans	$1,277,277	$391,698	$100,052	$348,029	$25,641	$411,857

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$410,176	$147,990	$39,904	$120,699	$27,437	$74,146
Office	233,980	67,549	27,499	65,692	12,335	60,905
Hotel/motel	348,958	135,970	102,544	59,237	40,207	11,000
Mini-storage	114,380	16,312	3,928	49,075	412	44,653
Industrial	193,415	62,803	10,991	36,216	2,166	81,239
Health care	45,871	13,166	11,739	18,738	—	2,228
Convenience stores	22,416	3,425	—	6,477	401	12,113
Nursing homes/senior living	48,453	18,627	—	4,012	7,243	18,571
Other	70,999	4,595	6,280	15,121	6,629	38,374
Total non-owner occupied loans	1,488,648	470,437	202,885	375,267	96,830	343,229

Owner-occupied:
Office	159,624	39,672	35,831	49,691	9,609	24,821
Churches	104,498	24,138	7,731	47,965	10,785	13,879
Industrial warehouses	159,246	10,878	2,588	48,310	17,150	80,320
Health care	140,073	16,535	5,953	102,405	2,493	12,687
Convenience stores	110,245	14,870	7,641	66,720	609	20,405
Retail	74,453	15,863	7,125	28,915	6,771	15,779
Restaurants	57,884	4,127	2,401	34,467	15,424	1,465
Auto dealerships	47,720	7,982	290	12,615	26,833	—
Nursing homes/senior living	184,563	61,645	5,840	117,078	—	—
Other	83,438	4,486	—	53,036	1,760	24,156
Total owner-occupied loans	1,121,744	200,196	75,400	561,202	91,434	193,512
Loans secured by nonfarm, nonresidential properties	$2,610,392	$670,633	$278,285	$936,469	$188,264	$536,741

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2020
($ in thousands)
(unaudited)

Note 5 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Securities – taxable	2.16%	2.25%	2.24%	2.23%	2.25%	2.20%	2.26%
Securities – nontaxable	3.58%	3.85%	3.92%	3.76%	3.78%	3.74%	3.79%
Securities – total	2.18%	2.28%	2.27%	2.26%	2.28%	2.23%	2.30%
PPP loans	2.65%	—	—	—	—	2.65%	—
Loans - LHFI & LHFS	4.03%	4.54%	4.67%	4.90%	4.98%	4.28%	4.95%
Acquired loans	—	—	10.90%	11.08%	8.84%	—	8.10%
Loans - total	3.93%	4.54%	4.72%	4.95%	5.01%	4.22%	4.99%
Fed funds sold & reverse repurchases	—	—	2.16%	2.49%	2.52%	—	2.52%
Other earning assets	0.11%	1.59%	1.57%	2.35%	2.31%	0.38%	2.46%
Total earning assets	3.39%	4.06%	4.19%	4.38%	4.37%	3.71%	4.35%

Interest-bearing deposits	0.37%	0.71%	0.85%	0.96%	0.99%	0.53%	0.96%
Fed funds purchased & repurchases	0.16%	1.02%	1.21%	1.53%	0.63%	0.76%	1.10%
Other borrowings	2.09%	2.35%	2.32%	2.35%	2.33%	2.21%	2.26%
Total interest-bearing liabilities	0.39%	0.75%	0.88%	0.99%	1.01%	0.56%	0.98%

Net interest margin	3.12%	3.52%	3.56%	3.66%	3.64%	3.31%	3.63%
Net interest margin excluding PPP and acquired loans	3.14%	3.52%	3.52%	3.61%	3.60%	3.32%	3.60%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP and acquired loans, which equals reported net interest income-FTE excluding interest income on PPP and acquired loans, annualized, as a percent of average earning assets excluding average PPP and acquired loans.

The net interest margin excluding PPP and acquired loans totaled 3.14% for the second quarter of 2020, a decrease of 38 basis points when compared to the first quarter of 2020.  Approximately 20 basis points of this decline was due to lower interest rates, which decreased the yield on the loans held for investment and held for sale portfolio and was partially offset by lower costs of interest-bearing deposits, and 18 basis points was due to an increase in other earning asset balances driven by an increase in public fund deposit balances which is anticipated to be transitory.

Note 6 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $2.0 million primarily due to tightening spreads between mortgage and ten-year Treasury rates during the second quarter of 2020.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Mortgage servicing income, net	$5,893	$5,819	$5,854	$5,688	$5,734	$11,712	$11,341
Change in fair value-MSR from runoff	(4,214)	(2,607)	(2,950)	(3,569)	(2,918)	(6,821)	(5,316)
Gain on sales of loans, net	34,078	14,339	7,984	9,799	7,532	48,417	12,513
Mortgage banking income before hedge ineffectiveness	35,757	17,551	10,888	11,918	10,348	53,308	18,538
Change in fair value-MSR from market changes	(3,159)	(23,999)	4,048	(8,054)	(8,209)	(27,158)	(17,072)
Change in fair value of derivatives	1,147	33,931	(7,022)	4,307	8,156	35,078	12,271
Net positive (negative) hedge ineffectiveness	(2,012)	9,932	(2,974)	(3,747)	(53)	7,920	(4,801)
Mortgage banking, net	$33,745	$27,483	$7,914	$8,171	$10,295	$61,228	$13,737

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2020
($ in thousands)
(unaudited)

Note 7 – Salaries and Employee Benefit Plans

Early Retirement Program

In January 2020, Trustmark announced a voluntary early retirement program for associates age 60 and above with five or more years of continuous service. The cost of this program is reflected in a one-time, pre-tax charge of approximately $4.4 million (salaries and benefits of $4.3 million and other miscellaneous expense of $102 thousand; or $0.05 per basic share net of tax) in Trustmark’s first quarter 2020 earnings. The pre-tax salary and employee benefits expense savings resulting from the implementation of the early retirement program are expected to total approximately $2.9 million ($0.03 per basic share net of tax) and $4.0 million ($0.05 per basic share net of tax) for the remainder of 2020 and for the year ended 2021, respectively.

Note 8 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Partnership amortization for tax credit purposes	$(1,205)	$(1,161)	$(1,630)	$(1,994)	$(2,010)	$(2,366)	$(4,020)
Increase in life insurance cash surrender value	1,696	1,722	1,802	1,814	1,803	3,418	3,586
Other miscellaneous income	1,722	1,746	3,279	2,169	2,337	3,468	4,803
Total other, net	$2,213	$2,307	$3,451	$1,989	$2,130	$4,520	$4,369

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Loan expense	$2,954	$2,799	$2,968	$2,886	$3,003	$5,753	$5,700
Amortization of intangibles	736	812	1,002	1,021	992	1,548	2,093
FDIC assessment expense	1,590	1,590	1,450	1,400	1,836	3,180	3,594
Other miscellaneous expense	7,985	9,552	8,956	6,880	7,819	17,537	16,232
Total other expense	$13,265	$14,753	$14,376	$12,187	$13,650	$28,018	$27,619

Note 9 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also, there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2020
($ in thousands except per share data)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,665,716	$1,640,070	$1,656,605	$1,634,646	$1,605,745	$1,652,893	$1,598,009
Less: Goodwill		(383,081)	(380,671)	(379,627)	(379,627)	(379,627)	(381,876)	(379,627)
Identifiable intangible assets		(7,834)	(8,049)	(7,882)	(8,706)	(9,631)	(7,942)	(10,146)
Total average tangible equity		$1,274,801	$1,251,350	$1,269,096	$1,246,313	$1,216,487	$1,263,075	$1,208,236

PERIOD END BALANCES
Total shareholders' equity		$1,673,944	$1,652,399	$1,660,702	$1,645,362	$1,618,550
Less: Goodwill		(385,270)	(381,717)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(8,895)	(7,537)	(7,343)	(8,345)	(9,101)
Total tangible equity	(a)	$1,279,779	$1,263,145	$1,273,732	$1,257,390	$1,229,822

TANGIBLE ASSETS
Total assets		$15,692,079	$14,019,829	$13,497,877	$13,584,786	$13,548,958
Less: Goodwill		(385,270)	(381,717)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(8,895)	(7,537)	(7,343)	(8,345)	(9,101)
Total tangible assets	(b)	$15,297,914	$13,630,575	$13,110,907	$13,196,814	$13,160,230
Risk-weighted assets	(c)	$11,539,157	$11,427,297	$11,002,877	$10,935,018	$10,796,903

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$32,150	$22,218	$33,946	$41,035	$42,140	$54,368	$75,479
Plus: Intangible amortization net of tax		552	609	752	766	744	1,161	1,570
Net income adjusted for intangible amortization		$32,702	$22,827	$34,698	$41,801	$42,884	$55,529	$77,049
Period end common shares outstanding	(d)	63,422,439	63,396,912	64,200,111	64,262,779	64,398,846

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		10.32%	7.34%	10.85%	13.31%	14.14%	8.84%	12.86%
Tangible equity/tangible assets	(a)/(b)	8.37%	9.27%	9.72%	9.53%	9.34%
Tangible equity/risk-weighted assets	(a)/(c)	11.09%	11.05%	11.58%	11.50%	11.39%
Tangible book value	(a)/(d)*1,000	$20.18	$19.92	$19.84	$19.57	$19.10

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,673,944	$1,652,399	$1,660,702	$1,645,362	$1,618,550
CECL transition adjustment (3)		32,693	26,476	—	—	—
AOCI-related adjustments		(10,565)	(7,698)	23,600	20,858	24,816
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(371,342)	(367,825)	(365,738)	(365,741)	(365,745)
Other adjustments and deductions for CET1 (2)		(7,352)	(6,269)	(5,896)	(6,671)	(8,268)
CET1 capital	(e)	1,317,378	1,297,083	1,312,668	1,293,808	1,269,353
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,377,378	$1,357,083	$1,372,668	$1,353,808	$1,329,353

Common equity tier 1 capital ratio	(e)/(c)	11.42%	11.35%	11.93%	11.83%	11.76%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.
(3)	See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2020
($ in thousands except per share data)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-tax pre-provision income during the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019

Net interest income (GAAP)			$105,000	$103,952	$105,591	$108,466	$107,724	$208,952	$212,532
Noninterest income (GAAP)			69,511	65,264	47,578	48,337	49,639	134,775	91,130
Pre-tax pre-provision revenue		(a)	$174,511	$169,216	$153,169	$156,803	$157,363	$343,727	$303,662

Noninterest expense (GAAP)			$118,659	$123,810	$110,027	$106,853	$106,101	$242,469	$212,122
Less:	Voluntary early retirement program		—	(4,375)	—	—	—	(4,375)	—
Credit loss expense related to off-balance sheet credit exposures			(6,242)	(6,783)	—	—	—	(13,025)	—
Adjusted noninterest expense (Non-GAAP)		(b)	$112,417	$112,652	$110,027	$106,853	$106,101	$225,069	$212,122

Pre-tax pre-provision income (Non-GAAP)		(a)-(b)	$62,094	$56,564	$43,142	$49,950	$51,262	$118,658	$91,540

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Six Months Ended
	6/30/2020		6/30/2019		6/30/2020		6/30/2019
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$32,150	$0.51	$42,140	$0.65	$54,368	$0.85	$75,479	$1.16

Significant non-routine transactions (net of taxes):

Voluntary early retirement program	—	—	—	—	3,281	0.05	—	—
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$32,150	$0.51	$42,140	$0.65	$57,649	$0.90	$75,479	$1.16

	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted
		(Non-GAAP)		(Non-GAAP)		(Non-GAAP)		(Non-GAAP)
Return on average equity	7.76%	n/a	10.53%	n/a	6.61%	7.00%	9.52%	n/a
Return on average tangible equity	10.32%	n/a	14.14%	n/a	8.84%	9.35%	12.86%	n/a
Return on average assets	0.83%	n/a	1.24%	n/a	0.75%	0.79%	1.12%	n/a

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2020
($ in thousands)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019

	Total noninterest expense (GAAP)		$118,659	$123,810	$110,027	$106,853	$106,101	$242,469	$212,122
Less:	Other real estate expense, net		(271)	(1,294)	(1,491)	(531)	(132)	(1,565)	(1,884)
	Amortization of intangibles		(736)	(812)	(1,002)	(1,021)	(992)	(1,548)	(2,093)
	Voluntary early retirement program		—	(4,375)	—	—	—	(4,375)	—
	Credit loss expense related to off-balance sheet exposures		(6,242)	(6,783)	—	—	—	(13,025)	—
	Charitable contributions resulting in state tax credits		(375)	(375)	—	—	—	(750)	—
	Adjusted noninterest expense (Non-GAAP)	(c)	$111,035	$110,171	$107,534	$105,301	$104,977	$221,206	$208,145

	Net interest income (GAAP)		$105,000	$103,952	$105,591	$108,466	$107,724	$208,952	$212,532
Add:	Tax equivalent adjustment		3,007	3,108	3,149	3,249	3,248	6,115	6,479
	Net interest income-FTE (Non-GAAP)	(a)	$108,007	$107,060	$108,740	$111,715	$110,972	$215,067	$219,011

	Noninterest income (GAAP)		$69,511	$65,264	$47,578	$48,337	$49,639	$134,775	$91,130
Add:	Partnership amortization for tax credit purposes		1,205	1,161	1,630	1,994	2,010	2,366	4,020
	Adjusted noninterest income (Non-GAAP)	(b)	$70,716	$66,425	$49,208	$50,331	$51,649	$137,141	$95,150

	Adjusted revenue (Non-GAAP)	(a)+(b)	$178,723	$173,485	$157,948	$162,046	$162,621	$352,208	$314,161

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	62.13%	63.50%	68.08%	64.98%	64.55%	62.81%	66.25%